Exhibit 10.41

FIRST AMENDMENT TO CREDIT AGREEMENT
AND OTHER LOAN DOCUMENTS
THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”), dated as of February 28, 2014, by and among NORTHSTAR HEALTHCARE INCOME OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), NORTHSTAR HEALTHCARE INCOME, INC., a Maryland corporation (“Guarantor”), and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), individually and as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”, and in its capacity as Lender, is hereinafter referred to as “Lender”).
W I T N E S S E T H:
WHEREAS, the Borrower, Agent and the Lender are parties that certain Credit Agreement dated as of November 13, 2013 (as the same may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Credit Agreement”);
WHEREAS, the Guarantor executed and delivered to Agent and the Lender that certain Unconditional Guaranty of Payment and Performance dated as of November 13, 2013 (as the same may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Guaranty”);
WHEREAS, the Borrower and the Guarantor have requested that the Agent and the Lender make certain modifications to the Credit Agreement and Agent and the Lender have consented to such modifications, subject to the execution and delivery of this Amendment.
NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
1.Definitions. Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement.
2.    Modifications of the Credit Agreement. The Borrower, Agent and the Lender do hereby modify and amend the Credit Agreement as follows:
(a)    By deleting in their entirety the definitions of “Delinquent Loan”, “Letter of Credit Commitment”, “Swing Loan Commitment”, and “Total Commitment” appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following:
“Delinquent Loan. A Borrowing Base Loan for which (a) any related loan payment or tenant lease payment under a Major Lease has not been received on or before the date thirty (30) days after the date on which such payment is due pursuant to the related Borrowing Base Note or Major Lease, as applicable, without regard to any grace period; provided, that a Delinquent Loan shall remain a Delinquent Loan until the related Collateral Borrower or related tenant cures such delinquency and makes two (2) successive monthly payments on a timely basis, including any related grace period, or (b) any payment due on the scheduled maturity date of such Borrowing Base Loan has not been received on or before the date on which such payment is due.
Letter of Credit Commitment. An amount equal to Twenty Million and No/100 Dollars ($20,000,000.00), as the same may be changed from time to time in accordance with the terms of this Agreement.
Swing Loan Commitment. An amount equal to Twenty Million and No/100 Dollars ($20,000,000), as the same may be changed from time to time in accordance with the terms of this Agreement.
Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time. As of February 28, 2014, the initial Total Commitment is One Hundred Million and No/100 Dollars ($100,000,000.00), and is subject to increase to $200,000,000.00 pursuant to §2.11.”
(b)    By deleting in its entirety subparagraph (f) of the definition of Eligible Real Estate appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following:
“(f)    which (except with respect to a Borrowing Base Loan) shall have had a minimum average occupancy (which for SNFs shall be based on number of beds and for ILFs, ALFs and MCCs shall be based on number of units) of at least seventy percent (70%) for the three (3) month period prior to the time of inclusion of such Real Estate in the calculation of Borrowing Base Availability;”
(c)    By deleting the amount “$100,000,000.00” appearing in the fourth (4th) line of § 2.11 of the Credit Agreement, and inserting in lieu thereof the amount “$200,000,000.00”;
(d)    By deleting in its entirety §4.2 of the Credit Agreement, and inserting in lieu thereof the following:
“§4.2    Fees. The Borrower agrees to pay to KeyBank, the Agent and the Arranger for their own account certain fees for services rendered or to be rendered in connection with the Loans as provided pursuant to that certain fee letter dated February 20, 2014 between the Borrower, KeyBank and Arranger (the “Agreement Regarding Fees”). All such fees shall be fully earned when paid and nonrefundable under any circumstances.”
(e)    By deleting in its entirety Schedule 1.1 to the Credit Agreement, and inserting in lieu thereof Schedule 1.1 attached hereto and made a part hereof; and
(f)    Any references in the exhibits to the Credit Agreement to the amount of the Total Commitment (whether directly or by reference to the amount of the Notes) or the amount to which the Total Commitment may be increased are hereby amended such that they conform to such amounts as amended by this Amendment.
3.    Modifications of the Guaranty. Guarantor, Agent and Lender do hereby modify and amend the Guaranty as follows:
(a)    By deleting in its entirety Paragraph (a) of the Guaranty, appearing on page 1 thereof, and inserting in lieu thereof the following:
“(a)    the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes made by Borrower to the order of the Lenders in the aggregate principal face amount of up to One Hundred Million and No/100 Dollars ($100,000,000.00), which Revolving Credit Notes are increasable to an amount not to exceed $200,000,000.00 as provided in Section 2.11 of the Credit Agreement, and the Swing Loan Note in the principal face amount of Twenty Million and No/100 Dollars ($20,000,000.00) made by the Borrower to the order of the Swing Loan Lender, together with interest as provided in the Revolving Credit Notes and the Swing Loan Note and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and”; and
(b)    By deleting the amount “$100,000,000.00” appearing in the ninth (9th) line of Paragraph (g) of the Guaranty, appearing on page 2 thereof, and inserting in lieu thereof the amount “$200,000,000.00”;
4.    References to Credit Agreement and Guaranty. All references in the Loan Documents to the Credit Agreement and Guaranty shall be deemed a reference to the Credit Agreement and Guaranty as modified and amended herein.
5.    Consent of Guarantor. By execution of this Amendment, Guarantor hereby expressly consents to the modifications and amendments relating to the Credit Agreement as set forth herein and the other amendments executed contemporaneously herewith, and Borrower and Guarantor hereby acknowledge, represent and agree that the Credit Agreement, as modified and amended herein, and the other Loan Documents (including without limitation the Guaranty) remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantor, respectively, enforceable against such Persons in accordance with their respective terms, and that the Guaranty extends to and applies to the foregoing documents as modified and amended.
6.    Representations. Borrower and Guarantor represent and warrant to Agent and the Lender as follows:
(a)    Authorization. The execution, delivery and performance of this Amendment and the other documents executed in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of such Persons or any of its properties or to which any of such Persons is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents.
(b)    Enforceability. This Amendment and the other documents executed in connection herewith are the valid and legally binding obligations of Borrower and Guarantor enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.
(c)    Approvals. The execution, delivery and performance of this Amendment and the other documents executed in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of or approval of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.
(d)    Reaffirmation. Borrower and Guarantor reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrower, the Guarantor and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date. The representations and warranties made by the Borrower and the Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower or the Guarantor in connection therewith or after the date of the Credit Agreement were true and correct in all material respects when made and are true and correct in all material respects on the Effective Date, both immediately before and after the Total Commitment is increased; it being agreed that any representation or warranty which by its terms was made as of a specified date shall be required to be true and correct only as of such specified date.
(e)    No Default. By execution hereof, the Borrower and Guarantor certify that the Borrower and Guarantor are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment and the other documents executed in connection herewith, and that no Default or Event of Default has occurred and is continuing.
7.    Waiver of Claims. Borrower and Guarantor acknowledge, represent and agree that Borrower and Guarantor as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or the Lender, or any past or present officers, agents or employees of Agent or the Lender, and each of Borrower and Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.
8.    Ratification. Except as hereinabove set forth or in any other document previously executed or executed in connection herewith, all terms, covenants and provisions of the Credit Agreement, the Guaranty and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement, the Guaranty and the other Loan Documents. Nothing in this Amendment or the other documents executed in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantor under the Loan Documents (including without limitation the Guaranty).
9.    Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.
10.    Miscellaneous. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.
11.    Effective Date. The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance reasonably satisfactory to the Agent:
(a)    A counterpart of this Amendment duly executed by the Borrower, Guarantor, the Lender and Agent;
(b)    An opinion of counsel to the Borrower and the Guarantor addressed to the Agent and the Lender covering such matters as the Agent may reasonably request;
(c)    A Revolving Credit Note in favor of Lender in the amount set forth next to Lender’s name on Schedule 1.1 attached hereto, and a Swing Loan Note in favor of Swing Loan Lender in the amount of the Swing Loan Commitment, each duly executed and delivered by the Borrower;
(d)    Evidence that the Borrower shall have paid all fees due and payable with respect to this Amendment; and
(e)    Such other amendments, certificates, documents, instruments, title endorsements and agreements as the Agent may reasonably request.
The Borrower will pay the reasonable fees and expenses of Agent in connection with this Amendment and the transactions contemplated hereby in accordance with §15 of the Credit Agreement.
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IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment as of the day and year first above written.
BORROWER:
NORTHSTAR HEALTHCARE INCOME OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	NorthStar Healthcare Income, Inc., its general partner
By: /s/ Ronald. J. Liberman
Ronald J. Lieberman
Executive Vice President, General Counsel & Sectretary

GUARANTOR:
NORTHSTAR HEALTHCARE INCOME, INC., a Maryland corporation
By: /s/ Ronald. J. Liberman
Ronald J. Lieberman
Executive Vice President, General Counsel & Sectretary
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LENDER:
KEYBANK NATIONAL ASSOCIATION, individually and as Agent
By: /s/ Brandon Taseff
Name: Brandon Taseff
Title: Vice President

SCHEDULE 1.1
LENDER AND COMMITMENTS

Name and Address	Commitment	Commitment Percentage*
KeyBank National Association 127 Public Square Cleveland, Ohio 44114-1306 Attention: Brandon Taseff Telephone: 216-689-4968 Facsimile: 216-689-5970	$100,000,000.00	100%
LIBOR Lending Office: Same as Above
TOTAL	$100,000,000.00	100%

ATLANTA 5542676.1